EXHIBIT 99.1

                            GRANT PARK FUTURES FUND

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              WEEKLY COMMENTARY FOR THE WEEK ENDED OCTOBER 29, 2004

The Fund reported small losses during the closing week of the month. Positions in the energy and financial sectors experienced setbacks while gains were made from positions in currencies and stock indices. Class B units lost an estimated 0.43% on the week leaving them up an estimated 3.3% for the month of October and down an estimated 14.69% year-to-date.

Long positions in the energy sector sustained losses as prices for crude oil and crude products were lower by the end of a remarkably volatile trading session. The crude market started the week by posting an all-time high of $55.67 as investor concerns over supply were magnified by the prospect of a strike by Norwegian oil workers. Prices later softened on news that the Norwegian government stepped in to mediate the dispute, which was between the oil workers and the country's shipping industry. Wednesday's report by the Energy Department showing that U.S. commercial crude inventories had increased for the fifth consecutive week caused the December contract on NYMEX to fall $2.71. This was the largest one-day decline in the past 20 months. The crude market continued to sell-off, hitting a weekly low of $50.47 on Thursday before some late buying pushed the settlement price on Friday to $51.76, a $3.41 decline for the week. Longs in heating oil lost as the December contract fell 13.35 cents by the close on Friday. Unleaded gasoline settled 11.09 cents lower while natural gas settled the week 26.9 cents lower. It should be noted that some long positions in the energy products were liquidated as a result of Wednesday's sell-off, and the Fund maintains reduced long positions in this sector as of November 1, 2004.

Longs in the financial sector also lost ground this week as prices for both domestic and foreign fixed income instruments were lower by the end of the session. The mid-week sell-off in the crude market helped to push prices for U.S. Treasurys lower as investors continued to gauge the effect of lower oil prices on consumption and, in turn, the economy. Some analysts speculated that a drop in crude prices could lead to an increase in economic activity which in turn, could lead to higher yields/ lower prices for Treasurys. Thirty-year bonds and Ten-year notes both ended the week lower. Positions overseas also lost. Australian Ten-year and Three-year bonds settled lower for the week as did the Euribor and long gilt contracts in London.

On the positive side, long positions in foreign currencies were earners as the U.S. dollar weakened ahead of the upcoming presidential election. The greenback, which showed some signs of strength early in the week on news that China had raised short-term interest rates, sold off late in the session as investors fretted that the results of the election might be too close to call and therefore would result in weeks or even months of the same legal maneuvering that marked the 2000 contest. The dollar lost ground to most of its major counterparts. Longs in the Swiss franc, the euro and the Canadian dollar performed well as the greenback lost a little more than one full cent to each of those currencies by Friday's close. Positions in the Japanese yen also reported gains. Shorts in the U.S. dollar index profited as the contract closed 0.99 lower for the week.

              ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS
               FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND
                        IS NOT SUITABLE FOR ALL INVESTORS
           THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE,
                           OFFERING BY PROSPECTUS ONLY



                                                  (312) 756-4450 o(800)217-7955
                                                           o FAX (312) 756-4452
Dearborn Capital Management, LLC            Performance Hotline: (866) 516-1574
550 West Jackson Blvd, Suite 1300,             website: www.dearborncapital.com
Chicago, IL 60661                             e-mail: funds@dearborncapital.com

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Lastly, long positions in stock indices made up ground as share prices rallied in response to the fall in energy prices. The S&P added 34.40 points while the NASDAQ closed the session 46.5 points higher. Overseas positions also posted gains. Share prices were higher in Hong Kong, Paris, London and Spain.
































              ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS
               FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND
                        IS NOT SUITABLE FOR ALL INVESTORS
           THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE,
                           OFFERING BY PROSPECTUS ONLY



                                                  (312) 756-4450 o(800)217-7955
                                                           o FAX (312) 756-4452
Dearborn Capital Management, LLC            Performance Hotline: (866) 516-1574
550 West Jackson Blvd, Suite 1300,             website: www.dearborncapital.com
Chicago, IL 60661                             e-mail: funds@dearborncapital.com